UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 9, 2019

Trxade Group, Inc.

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-55218	46-3673928
(Commission File Number)	(I.R.S. Employer Identification No.)

3840 Land O’ Lakes Blvd

Land O’ Lakes, Florida 34639

(Address of principal executive offices zip code)

800-261-0281

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Appointment of Gary Augusta as a member of the Board of Directors

On October 9, 2019, the Board of Directors of Trxade Group, Inc. (the “Company”, “we” and “us”), increased the number of members of the Board of Directors from four (4) to five (5) and appointed Gary Augusta as a member of the Board of Directors to fill the newly created vacancy, pursuant to the power provided to the Board of Directors by the Bylaws of the Company and Delaware law. The Board of Directors also affirmatively determined that Mr. Augusta was “independent”.

On August 28, 2019, the Company entered into a Consulting and Representation Agreement with Flacane Advisors Inc. (“Flacane”), which entity is controlled by Mr. Augusta. The agreement provides for Flacane to provide business consulting and advisory services to the Company. The agreement remains in effect until March 31, 2020 and automatically renews for an additional year, to March 31, 2021, unless otherwise renegotiated by the parties on such date. The agreement may be terminated by either party with 90 days prior notice during the term. As consideration under the agreement, the Company granted Flacane warrants to purchase 300,000 shares of the Company’s common stock at an exercise price of $0.01 per share, of which warrants to purchase 150,000 shares vest on April 1, 2020 and warrants to purchase 150,000 shares vest on April 1, 2021, subject to Flacane’s continued service to the Company.. Flacane is also eligible to receive bonuses under the agreement from time to time in the discretion of the Chief Executive Officer of the Company and the Board of Directors.

In August 2019, Mr. Augusta, through Bedford Falls Capital LLC, an entity which he controls, purchased 500,000 shares of common stock of the Company in the Company’s private placement offering, for $250,000, or $0.50 per share.

Other than as discussed above, Mr. Augusta is not a party to any material plan, contract or arrangement (whether or not written) with the Company and there are no arrangements or understandings between Mr. Augusta and any other person pursuant to which he was selected to serve as a director of the Company, nor is he a participant in any related party transaction required to be reported pursuant to Item 404(a) of Regulation S-K.

There are no family relationships between any director or executive officer of the Company, including, but not limited to Mr. Augusta.

Mr. Augusta was not appointed to any committees of the Board of Directors and it is not anticipated that Mr. Augusta will be appointed to any committees of the Board of Directors in the near term.

Biographical information for Mr. Augusta is provided below:

Gary Augusta (Age 52)

Mr. Augusta has over 25 years of experience in finance, healthcare, engineering, technology and other innovative sectors including leadership roles in mergers and acquisitions, capital markets and investments, corporate development including strategic planning and partnership development, and as a member of public company boards of directors. Mr. Augusta is currently on the Board of Directors of First Choice Healthcare Solutions Inc. (OTC: FCHS) and was a Board Director, including Executive Chairman for over four years, of Apollo Medical Holdings, Inc. (NASDAQ: AMEH) from 2012 to November 2018. Under Mr. Augusta’s leadership, Apollo grew from less than $10M in annual revenue and under a $3M market capitalization to a NASDAQ listed company with and a market capitalization of over $1 Billion. In addition to Board governance positions, Mr. Augusta was also President and lead growth and capital initiatives during his tenure. Mr. Augusta has served as President of Bedford Falls Capital LLC since September 2018, which invests in emerging growth companies, both public and private. Mr. Augusta also serves as President of Flacane Advisors focusing on healthcare and technology capital investments, board roles and advisory services, a position he has held since January 2014. From January 2010 to December 2014, Mr. Augusta was President of SpaGus Ventures and SpaGus Capital Partners focusing on healthcare and technology investments and advisory services. From March 2004 to December 2009, Mr. Augusta was President and CEO of OCTANe, an innovation development company. From March 2001 to January 2004, Mr. Augusta was a Corporate Officer at Fluor, Inc., a Fortune 500 company, focusing on Corporate Development and M&A. From June 1994 to March 2000, Mr. Augusta was a Consultant and Principal with AT Kearney, a leading global consulting firm. Mr. Augusta earned a BS in Mechanical Engineering from the University of Rhode Island and a Master of Science and Management (MSM) from Georgia Institute of Technology (Georgia Tech).

(e) Adoption of Trxade Group, Inc. 2019 Equity Incentive Plan

On October 9, 2019, the Board of Directors adopted the Company’s 2019 Equity Incentive Plan (the “Plan”). The grant of incentive stock options under the Plan is subject to stockholder approval of the Plan within 12 months of the date adopted by the Board of Directors.

The material terms of the Plan are described in the Company’s Preliminary Information Statement on Schedule 14C, filed with the Securities and Exchange Commission on September 27, 2019, under the heading “The Company’s 2019 Equity Incentive Plan”, (pages 7 – 13), which description is incorporated by reference herein.

The Plan provides an opportunity for any employee, officer, director or consultant of the Company, subject to any limitations provided by federal or state securities laws, to receive (i) incentive stock options (to eligible employees only); (ii) nonqualified stock options; (iii) restricted stock; (iv) stock awards; (v) shares in performance of services; or (vi) any combination of the foregoing. In making such determinations, the Board of Directors (or the Compensation Committee) may take into account the nature of the services rendered by such person, his or her present and potential future contribution to the Company’s success, and such other factors as the Board of Directors (or the Compensation Committee) in its discretion shall deem relevant. Incentive stock options granted under the Plan (subject to stockholder approval of the Plan within 12 months of the adoption date by the Board of Directors) are intended to qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). Nonqualified (non-statutory stock options) granted under the Plan are not intended to qualify as incentive stock options under the Code. Subject to adjustment in connection with the payment of a stock dividend, a stock split or subdivision or combination of the shares of common stock, or a reorganization or reclassification of the Company’s common stock, the maximum aggregate number of shares of common stock which may be issued pursuant to awards under the Plan is six million 6,000,000 shares.

The above description of the Plan does not purport to be complete, and is qualified in its entirety by reference to the full text of the Plan, which is attached as Exhibit 10.1 hereto and is incorporated by reference into this Item 5.02.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1*	Trxade Group, Inc. 2019 Equity Incentive Plan

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRXADE GROUP, INC.

Date: October 15, 2019	By:	/s/ Suren Ajjarapu
	Name:	Suren Ajjarapu
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1*	Trxade Group, Inc. 2019 Equity Incentive Plan

* Filed herewith.